Exhibit 10.21
EMPLOYMENT AGREEMENT
BETWEEN
TETON ENERGY CORPORATION
And
Dominic J. Bazile II
(Executive)
          THIS EMPLOYMENT AGREEMENT(this “Agreement”), dated as of February 1, 2007, (the “Effective Date”) is entered into by and between Teton Energy Corporation, a Delaware corporation (the “Company”), and Dominic J. Bazille II, an individual with an address at 7638 Prairie Lake Trail, Parker, Colorado 80134, (the “Executive”) (collectively, the “Parties,” individually, a “Party”).
W I T N E S S E T H:
          WHEREAS, the Board of Directors of the Company (the “Board”) has requested and the Executive has agreed to serve the Company as Executive Vice President and Chief Financial Officer pursuant to the terms and conditions herein;) and
          WHEREAS, the Board has determined that it is in the best interest of the Company, its affiliates, and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined Article Seven herein); and
          WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to indemnify the Executive for claims for damages arising out of or relating to the performance of such services to the Company in accordance with the terms and conditions set forth in this Agreement and pursuant to Delaware law; and
          WHEREAS, as an inducement to serve and in consideration for such services, the Company has agreed to indemnify the Executive for claims for damages arising out of or relating to the performance of such services to the Company in accordance with the terms and conditions set forth in a separate agreement, which indemnification agreement is attached as an exhibit hereto and is incorporated herein by reference; and
          WHEREAS, in order to accomplish these objectives and establish the rights, duties and obligations of the Parties, which shall be generally stated herein and which may be more fully stated in other agreements between the Parties, including equity-based agreements, indemnity agreements, and other employment or incentive related agreements as the Company or the Board may adopt from time to time, the Board has caused the Company to enter into this Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE ONE
DEFINITIONS
     1. Definitions. As used in this Agreement:
          1.1 The term “Accrued Obligations,” when used in the case of the Executive’s death or disability shall mean the sum of (1) that portion Executive’s Base Salary that was not previously paid to the Executive from the last payment date through the Date of Termination, and (2) an amount equal to 12 months salary at the level of the Executive’s Base Salary then in effect,
          1.2 The term “Automatic Extension” shall have the meaning set forth in Section 2.2 herein.
          1.3 The term “Base Salary”, shall have the meaning set forth in Section 3.1 herein.
          1.4 The term “Board” shall have the meaning set forth in the recitals.
          1.5 The term “Cause” shall have the meaning set forth in Section 4.3 herein.
          1.6 The term “Common Stock” shall mean the Common Stock, par value $0.001, of the Company.
          1.7 The term “Compensation Committee” shall mean the Compensation Committee of the Company.
          1.8 The term “Corporate Documents” shall mean the Company’s Certificate of Incorporation, as amended and/or its Bylaws, as amended.
          1.9 The term “Effective Date” shall have the meaning set forth in the preamble.
          1.10 The term “Good Reason” shall have the meaning set forth in Section 4.4 herein.
          1.11 The term “Initial Term” shall have the meaning set forth in Section 2.2 herein.
          1.12 The term “Severance Benefit” shall have the meaning set forth in Section 4.8(a)(i) herein.
          1.13 The term “Without Cause” shall have the meaning set forth in Section 4.3 herein.
          1.14 The term “Without Good Reason” shall have the meaning set forth in Section 4.5 herein.
ARTICLE TWO
POSITION & DUTIES
     2. Employment.
          2.1 Title. The Executive shall serve as the Executive Vice President and Chief Operating Officer of the Company and agrees to perform services for the Company and such other affiliates of the Company, as described in Section 2 herein.

          2.2 Term. The Executive’s employment shall be for an initial term of two (2) years (“Initial Term”), commencing on the Effective Date. The Executive’s employment shall be automatically extended on the day after the second year anniversary of the Effective Date (“Automatic Extension”), and on each second anniversary date thereof, for additional two (2) year periods unless, with respect to any such Automatic Extension, Executive’s employment is terminated by either party during the 60-day period prior to such anniversary date as provided in Article Four.
          2.3 Duties and Responsibilities. The Executive shall report to the CEO and in his capacity as an officer of the Company shall perform such duties and services as may be appropriate for a senior executive and as are assigned to him by the CEO. During the term of this Agreement Executive shall, subject to the direction of the CEO of the Company, oversee and direct such assigned operations of the Company and shall perform such duties as are customarily performed by an Executive Vice President and Chief Operating Officer of an oil and gas exploration company such as the Company or as are otherwise delegated to him from time to time by the CEO or such other matters and projects as may from time to time be reasonably assigned to him by the CEO. The parties further agree that initially the Executive’s responsibilities will be primarily dedicated to the acquisition of an operated property; upon the commencement of formal oil and gas operations by the Company on the operated property, the Company’s organization will be restructured in order to provide the Executive with such operational oversight as may be customary for a COO in an oil and gas exploration and production company the size of the company.
          2.4 Performance of Duties. During the term of the Agreement, except as otherwise approved by the CEO or as provided below, the Executive agrees to devote his full business time, effort, skill and attention to the affairs of the Company and its subsidiaries, will use his best efforts to promote the interests of the Company, and will discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices. The foregoing shall not, however, preclude Executive from devoting reasonable time, attention and energy in connection with the following activities, provided that such activities do not materially interfere with the performance of his duties and services hereunder:
     (a) serving as a director or a member of a committee of any company or organization, if serving in such capacity does not involve any conflict with the business of the Company or any subsidiary and such other company or organization is not in competition, in any manner whatsoever, with the business of the Company or any of its subsidiaries;
     (b) fulfilling speaking engagements;
     (c) engaging in charitable and community activities;
     (d) managing his personal business and investments; and
     (e) any other activity approved of by the Board. For purposes of this Agreement, any activity specifically listed on Schedule A shall be considered as having been approved by the Board.
          2.5 Representations and Warranties of the Executive with Respect to Conflicts, Past Employers and Corporate Opportunities. The Executive represents and warrants that:
     (a) his employment by the Company will not conflict with any obligations which he has to any other person, firm or entity;

     (b) he has not brought to the Company (during the period before the signing of this Agreement) and he will not bring to the Company any materials or documents of a former or present employer, nor will be knowingly bring any confidential information or property of any other person, firm or entity; and
     (c) he will not, without disclosure to and approval of the Board, directly or indirectly, assist or have an active interest in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) in any person, firm, partnership, association, corporation or business organization, entity or enterprise that competes with or is egaged in a business which is substantially similar to the business of the Company except that ownership of not more than two percent (2%) of the outstanding securities of any class of any publicly held entity shall not be deemed a violation of this Section 2.5; provided, further, that any investment specifically listed on Schedule A shall not be deemed a violation of this Section 2.5.
          2.6 Activities and Interests with Companies Doing Business with the Company. In addition to those activities and interests of Executive disclosed on Schedule A attached hereto, Executive shall promptly disclose to the Board, in accordance with the Company’s policies, full information concerning any interests, direct or indirect, he holds (whether as a principal, stockholder, lender, executive, director, officer, partner, venturer, consultant or otherwise) in any business which, as reasonably known to Executive, purchases or provides services or products to, the Company or any of its subsidiaries, provided that the Executive need not disclose any such interest resulting from ownership of not more than two (2%) of the outstanding securities of any class of any publicly held entity.
          2.7 Other Business Opportunities. Nothing in this Agreement shall be deemed to preclude the Executive from participating in other business opportunities if and to the extent that: (a) such business opportunities are not directly competitive with, similar to the business of the Company, or would otherwise be deemed to constitute an opportunity appropriate for the Company, (b) the Executive’s activities with respect to such opportunities do not have a material adverse effect on the performance of the Executive’s duties hereunder, and (c) the Executive’s activities with respect to such opportunity have been fully disclosed in writing to the Board.
          2.8 Reporting Location. For purposes of this Agreement, the Executive’s reporting location shall be Denver, Colorado, which shall include the metropolitan area within a 40 mile radius from the Company’s current office.
          2.9 Other. The Company commits that upon the Executive’s completion of one year of service and assuming the Company has successfully completed an acquisition of an operated property and begun formal operations of such property, the Board shall consider the Executive for appointment to the Company’s Board of Directors and shall consider the Executive for a promotion to the Company’s president. The Executive understands and agrees that any outcome of such considerations will be 100% at the discretion of the Board and that the failure of the Board to elect the Executive to the Company’s Board of Directors or to promote the Executive to the Company’s president shall not be considered.
ARTICLE THREE
COMPENSATION
     3. Compensation.

          3.1 Base Salary. Executive shall receive an initial annual base salary of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), payable bi-monthly in arrears (the “Base Salary”) and subject to all federal, state, and municipal withholding requirements. The Base Salary shall be reviewed by the CEO, with input from the Board, annually for any increase.
          3.2 Cash Bonus. The Executive shall be eligible for a cash bonus equal to an amount of up to one hundred percent (100%) of his Base Salary for each fiscal year he is employed by the Company (annualized for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than twelve (12) full months. Each Cash Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year in respect of which the Cash Bonus is awarded, unless the Executive shall elect to defer the receipt of such Cash Bonus that may be approved by the Board from time to time.
          3.3 Equity-Based Compensation. The Executive shall be entitled to participate in all equity-based compensation plans offered by the Company and as determined by the Board of Directors. The Executive understands that as of the date of this Agreement, the only equity-based plan offered by the Company is the 2005 Long-term Incentive Plan.
          Notwithstanding any other provision of this Agreement, effective February 1, 2007, the Executive shall be entitled to 30,000 restricted shares of Teton common stock, which shall vest in equal increments over a period of three years and be subject to a restricted stock agreement in a form substantially similar to the form of agreement in Exhibit B.
     Upon a Change of Control, all equity-based compensation will be treated in the same manner as if Executive’s employment was terminated by the Company Without Cause.
          3.4 Participation In Benefit Plans.
     (a) Retirement Plans. Executive shall be entitled to participate, without any waiting or eligibility periods, in all qualified retirement plans provided to other executive officers and other key employees.
     (b) Taxes. The Company shall pay, on a grossed-up basis for federal, state, and local income taxes, the amount of any excise tax payable by Executive as a result of any payments triggered by this Agreement, or other compensation agreements between Executive and the Company, or any of its subsidiaries and any income tax payable by Executive as a result of any payments in Common Stock triggered by this Agreement or other compensation agreements between Executive and the Company, or any of its subsidiaries, except as might otherwise be provided such benefit plan.
     (c) Life Insurance. The Executive shall be entitled to life insurance on terms consistent with that provided to other senior executives of the Company as may be authorized by the Board from time to time.
     (d) Employee Benefit Plans and Insurance. The Executive shall have the right to participate in employee benefit plans and insurance programs of the Company that the Company may sponsor from time to time and to receive customary Company benefits, if those benefits are so offered to other senior executive of the Company. Nothing herein shall obligate the Executive to accept such benefits if and when they are offered.

     (e) Vacation.
     (i) The Executive shall be entitled to four (4) weeks of vacation per calendar year, which vacation level shall be reviewed by the CEO from time to time. No more than 1.5 times (1.5x) Executive’s authorized annual vacation allocation may be accrued, at any given time. In the event that Executive has reached his maximum authorized vacation allocation, accrual will not re-commence until Executive uses some of his paid vacation credit and thereby brings the balance below his maximum. Accrued paid vacation credit forfeited because of an excess balance can not be retroactively reapplied.
     (ii) Pay will only be provided for any unused, accrued paid vacation credit at the time of Executive’s separation from the business by the Company due to a reduction in force, by Executive upon retirement, or upon the death of an employee, provided that Executive has been a regular full-time employee for three calendar months prior to such event. Termination of employment for Cause by the Company, or Executive’s resignation, will result in the forfeiture of any unused paid vacation credit.
     (f) Paid Holidays. The Executive shall be entitled to such paid holidays as are generally available to all employees. As of the date of this Agreement, the Company’s employees are permitted to observe ten (10) paid holidays.
     (g) Reimbursement of Expenses. Executive shall be entitled to reimbursement within a reasonable time for all properly documented and approved expenses for travel. The Company shall reimburse business expenses of Executive directly related to Company business, including, but not limited to, airfare, lodging, meals, travel expenses, medical expenses while traveling not covered by insurance, business entertainment, expenses associated with entertaining business persons, local expenses to governments or governmental officials, tariffs, applicable taxes outside of the United States, special expenses associated with travel to certain countries, supplemental life insurance or supplemental insurance of any kind or special insurance rates or charges for travel outside the United States (unless such insurance is being provided by the Company), rental cars and insurance for rental cars, and any other expenses of travel that are reasonable in nature or that have been otherwise pre-approved. Executive shall be governed by the travel and entertainment policy in effect at the Company.
          3.5 Relocation Expenses. In the event that Executive is required to move from his primary residence and consents to such move, then Executive shall be provided with relocation assistance as provided below:
     (a) Housing and Temporary Lodging. The Company will pay the costs for the Executive and his family of house-hunting trips and the cost of transporting Executive, his spouse, furniture, household effects, and vehicles, to the area in which the Company will be headquartered. In addition, the Company will pay the cost of Executive’s travel, temporary living expenses, including housing, whether hotel or apartment, and meals, during the period prior to Executive’s move to the city in which the Company will be headquartered.
          3.6 Severance Benefit. In the event that Executive’s employment is terminated, other than for Cause, Executive shall receive compensation pursuant to Section 4.8 herein.

          3.7 Payroll Procedures and Policies. All payments required to be made by the Company to the Executive pursuant to this Article Three shall be paid on a regular basis in accordance with the Company’s normal payroll procedures and policies.
ARTICLE FOUR
TERMINATION OF EMPLOYMENT
          4.1 Death. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Term.
          4.2 Disability. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Term, the Company may give the Executive notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment hereunder shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”); provided, that, within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties hereunder on a full-time basis for an aggregate of 180 days within any given period of 270 consecutive days (in addition to any statutorily required leave of absence and any leave of absence approved by the Company) as a result of the incapacity of the Executive, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness, which will, in the opinion of a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative, be permanent and continuous during the remainder of the Executive’s life.
          4.3 Termination by Company.
          (a) Termination for Cause.
     The Company may terminate the Executive’s employment hereunder for Cause (as defined below). For purposes of this Agreement, “Cause” shall mean:
     (i) the willful and continued failure of the Executive to perform substantially the Executive’s duties hereunder (other than any such failure resulting from bodily injury or disease or any other incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company, which specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes the Executive has not substantially performed the Executive’s duties; or
     (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company and/or its affiliated companies, monetarily or otherwise.
     For purposes of this provision, no act, or failure to act, on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, upon the instructions of the Chief Executive Officer or another senior officer of Company, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and its affiliated companies. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.
     (iii) the Executive’s conviction of, or plea of nolo contendere to, any felony of theft, fraud, embezzlement or violent crime.
          (b) Termination without Cause.
     All terminations by the Company that are not for Cause, or on the occasion of the Executive death or disability, or that are not terminated during the 60-day period prior to any anniversary date as provided in Section 2.2 or Section 4.5, shall be considered Without Cause.
          4.4 Termination by Executive. The Executive may terminate the Executive’s employment hereunder (x) at any time during the Employment Term for Good Reason (as defined below) or (y) during the Window Period (as defined below) Without Good Reason. For purposes of this Agreement, the “Window Period” shall mean the 30-day period immediately following the first anniversary of the Effective Date, and “Good Reason” shall mean any of the following (without the Executive’s express written consent):
     (a) The assignment to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), duties, functions, responsibilities or authority as contemplated by Section 2.3 of this Agreement, or any other action by the Company that results in a diminution in such position, duties, functions, responsibilities or authority, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;
     (b) Any failure by the Company to comply with any of the provisions of Section 2.3 of this Agreement, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;
     (c) The Company’s requiring the Executive to be based at any office or location other than as provided in Section 2.8 of this Agreement or the Company’s requiring the Executive to travel on the Company’s or its affiliated companies’ business to a substantially greater extent than during the three-year period immediately preceding the Effective Date;
     (d) Any failure by the Company to provide Executive with the compensation provided for in Article III, which is not remedied by the Company after notice thereof given by Executive;
     (e) Any failure by the Company to comply with and satisfy Section 8.1 of this Agreement; or

     (f) Any purported termination by the Company of the Executive’s employment hereunder otherwise than as expressly permitted by this Agreement, and for purposes of this Agreement, no such purported termination shall be effective.
For purposes of this Section 4.4, any good faith determination of “Good Reason” made by the Executive shall be conclusive.
          4.5 Termination without Prejudice. The Company or Executive may terminate this Agreement at any time during the 60-day period prior to the Automatic Extension.
          4.6 Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive (other than a termination pursuant to Section 4.1) shall be communicated by a Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) in the case of a termination for Disability, Cause or Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (c) specifies the Date of Termination (as defined in Section 4.7 below); provided, however, that notwithstanding any provision in this Agreement to the contrary, a Notice of Termination given in connection with a termination for Good Reason shall be given by the Executive, within a reasonable period of time, not to exceed 120 days, following the occurrence of the event giving rise to such right of termination. The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or the Executive’s rights hereunder.
          4.7 Date of Termination. For purposes of this Agreement, the “Date of Termination” shall mean the effective date of termination of the Executive’s employment hereunder, which date shall be (a) if the Executive’s employment is terminated by the Executive’s death, the date of the Executive’s death, (b) if the Executive’s employment is terminated because of the Executive’s Disability, the Disability Effective Date, (c) if the Executive’s employment is terminated by the Company (or applicable affiliated company) for Cause or by the Executive for Good Reason, the date on which the Notice of Termination is given, (d) if the Executive’s employment is terminated pursuant to Section 2.2, the date on which the Employment Term ends pursuant to Section 2.2 due to a party’s delivery of a Notice of Termination thereunder, and (e) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination, which date shall in no event be earlier than the date such notice is given; provided, however, that if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).
          4.8 Obligations of the Company upon Termination.
     (a) Good Reason or During the Window Period; Other Than for Cause, Death or Disability. If, during the Employment Term, the Company (or applicable affiliated company) shall terminate the Executive’s employment hereunder other than for Cause or Disability or the Executive shall terminate the Executive’s employment either for Good Reason or Without Good Reason during the Window Period:

     (i) the Company shall pay to the Executive (either in a lump sum or on in equal monthly installments over a 12-month period after the Date of Termination, at the Company’s option) the sum of (1) the that portion Executive’s Base Salary that was not previously paid to the Executive from the last payment date through the Date of Termination, and (2) an amount equal 12 months salary at the level of the Executive’s Base Salary then in effect, (such 12 months amount is hereinafter referred to as the “Severance Amount”);
     (ii) all stock options, stock appreciation rights, and restricted stock shall immediately vest;
     (iii) all stock options and stock appreciation rights shall be payable in Common Stock;
     (iv) all performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis; and
     (v) the Company shall pay, on a grossed-up basis (as determined in the same manner as under Section 3.4(b) herein) the amount of any excise and income taxes payable by Executive as a result of any payments in Common Stock triggered by this Agreement, or other agreements between Executive and the Company, or any of its subsidiaries.
To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice or arrangement or contract or agreement of the Company and its affiliated companies (such other amounts and benefits hereinafter referred to as the “Other Benefits”).
     (b) Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Term, this Agreement shall terminate without further compensation obligations to the Executive’s legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 90 days of the Date of Termination) and the timely payment or settlement of any other amount pursuant the Other Benefits and (ii) treatment of all other compensation under existing plans as provided by the terms and rules of those plans.
     (c) Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Employment Term, this Agreement shall terminate without further compensation obligations to the Executive, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within 90 days of the Date of Termination) and the timely payment or settlement of any other amount pursuant to the Other Benefits and (ii) treatment of all other compensation under existing plans as provided by the terms and rules of those plans.
     (d) Cause; Other than for Good Reason or During the Window Period. If the Executive’s employment is terminated for Cause during the Employment Term, this Agreement shall terminate without further compensation obligations to the Executive other than the obligation to pay to the Executive Base Salary through the Date of

Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid and to reimburse expenses pursuant to Section 3.4(g) incurred prior to the Termination Date. If the Executive voluntarily terminates the Executive’s employment during the Employment Term, excluding a termination either for (i) Good Reason or (ii) Without Good Reason during the Window Period, this Agreement shall terminate without further compensation obligations to the Executive, other than for the that portion Executive’s Base Salary that was not previously paid to the Executive from the last payment date through the effective date of the Executive’s voluntary termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, to reimburse expenses pursuant to Section 3.4(g) incurred prior to the Termination Date and the timely payment or provision of the Other Benefits, as provided in any applicable plan, and the Executive shall have no further obligations nor liability to Company. In such case, any amounts owed to the Executive shall be paid to the Executive in a lump sum in cash within 90 days of the Date of Termination subject to applicable laws and regulations.
          4.9 Continuation of Payments During Disputes. The Parties agree that in the case of:
     (a) termination which the Company contends is for Cause, but Executive claims is not for Cause; or
     (b) termination by Executive under Section 4.4 herein,
the Company shall continue to pay all compensation due to Executive hereunder until the resolution of such dispute, but the Company shall be entitled to repayment of all sums so paid, if it ultimately shall be determined by a court of competent jurisdiction, in a final non-appealable decision, that the termination was for Cause or such termination by Executive was not authorized under Section 4.4 herein, and all sums so repaid shall bear interest at the prime rate as published in The Wall Street Journal on the date on which such court makes such determination. Any such reimbursement of payments by Executive shall not include any legal fees or other loss, costs, or expenses incurred by the Company, notwithstanding any provision of the Indemnification Agreement, which is attached as Exhibit A and is considered a part of this Agreement.
ARTICLE FIVE
INDEMNIFICATION
     5. Indemnification. The Executive shall be indemnified and held harmless pursuant to the terms and conditions set forth in the Indemnification Agreement substantially in the form attached as Exhibit A hereto.
ARTICLE SIX
CONFIDENTIALITY
     6. Confidentially; Non-Competition; and Non-Solicitation.
          6.1 Confidentiality. In consideration of employment by the Company and Executive’s receipt of the salary and other benefits associated with Executive’s employment, and in acknowledgment that (a) the Company is engaged in the oil and gas business, (b) maintains secret and confidential information, (c) during the course of Executive’s employment by the Company such secret or confidential information may become known to Executive, and (d) full protection of the Company’s business makes it essential that no employee appropriate for his or her own use, or disclose such secret or confidential information, Executive agrees that during the time of Executive’s employment and for a period of one (1) year following the termination of Executive’s employment with the Company, Executive agrees to hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by Executive alone or in conjunction with others) belonging to or concerning the Company or any of its subsidiaries, except (i) with the prior written consent of the Company duly authorized by its Board, (ii) in the course of the proper performance of Executive’s duties hereunder, (iii) for information (x) that becomes generally available to the public other than as a result of unauthorized disclosure by Executive or his affiliates or (y) that becomes available to Executive on a nonconfidential basis from a source other than the Company or its subsidiaries who is not bound by a duty of confidentiality, or other contractual, legal, or fiduciary obligation, to the Company, or (iv) as required by applicable law or legal process. Notwithstanding the forgoing, this Section is not intended, nor shall be construed, to prohibit Executive’s general knowledge, skill and experience or Executive’s inventive powers.
          6.2 Non-Competition. During Executive’s employment with the Company and for so long as Executive receives any Severance Benefit or is receiving any Severance Amount provided under this agreement in respect of the termination of his employment, Executive shall not be engaged as an officer or executive of, or in any way be associated in a management or ownership capacity with any corporation, company, partnership or other enterprise or venture which conducts a business which is in direct competition with the business of the Company; provided, however, that Executive may own not more than two percent (2%) of the outstanding securities, or equivalent equity interests, of any class of any corporation, company, partnership, or either enterprise that is in direct competition with the business of the Company, which securities are listed on a national securities exchange or traded in the over-the-counter market. For purposes of this Agreement, a lump sum payment equivalent made to Executive shall be judged in relation to his most recent annual base salary to determine whether Executive is continuing to receive a Severance Benefit or Severance Amount and shall be measured from the date such payment is received. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.
          6.3 Non-Solicitation. Executive also agrees that he will not, directly or indirectly, during the term of his employment or within one (1) year after termination of his employment for any reason, in any manner, encourage, persuade, or induce any other employee of the Company to terminate his employment, or any person or entity engaged by the Company to represent it to terminate that relationship without the express written approval of the Company. It is expressly agreed that the remedy at law for breach of this covenant is inadequate and that injunctive relief shall be available to prevent the breach thereof.
ARTICLE SEVEN
CHANGE OF CONTROL
     7. Certain Definitions.

          7.1 Change of Control Effective Date. The “Change of Control Effective Date” shall mean the first date during the Change of Control Period (as defined in Section 7.2) on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if the Executive’s employment with the Company (or applicable affiliated company) is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the “Change of Control Effective Date” shall mean the date immediately prior to the date of such termination of employment.
          7.2 Change of Control Period. The “Change of Control Period” shall mean the period commencing on the date of this Agreement and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof herein referred to as the “Renewal Date”), the Change of Control Period shall be automatically extended so as to terminate three years after such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.
          7.3 Change of Control. For purposes of this Agreement, a “Change of Control” shall mean:
     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding Common Shares the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Subsection 7.3(a) the following acquisitions shall not constitute a Change of Control: (w) Company-sponsored recapitalization that is approved by the Incumbent Board, as defined below; (x) a capital raise initiated by the Company where the Incumbent Board remains for at least at least 548 days after the closing date of the raise, or (y) an acquisition of another company or asset(s) initiated by the Company and where the Company’s shareholders immediately after the transaction own at least 51% of the equity of the combined concern; or
     (b) individuals who, as of the date of this Agreement, constitute the Company’s Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board of Directors; provided, however, that any individual becoming a director of the Company shareholders subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company Board; or
     (c) consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding a parent of the Company that may come into being after the date of this Agreement through any transaction deliberately undertaken by the Company after an affirmative vote of its Incumbent Directors and the Company shareholders), any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 15% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (ii) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or
     (d) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Incumbent Board providing for such sale or other disposition of assets of the Company; or
     (e) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE EIGHT
MISCELLANEOUS
     8. Miscellaneous.
          8.1 Benefit. This Agreement shall inure to the benefit of and be binding upon each of the Parties, and their respective successors. This Agreement shall not be assignable by any Party without the prior written consent of the other Party. The Company shall require any successor, whether direct or indirect, to all or substantially all the business and/or assets of the Company to expressly assume and agree to perform, by instrument in a form reasonably satisfactory to Executive, this Agreement and any other agreements between Executive and the Company or any of its subsidiaries, in the same manner and to the same extent as the Company.
          8.2 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Colorado without resort to any principle of conflict of laws that would require application of the laws of any other jurisdiction; provided, however, that Delaware law shall govern with respect to the Executive’s rights under a Change of Control under Article Seven herein.
          8.3 Counterparts. This Agreement may be executed in counterparts and via facsimile, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Agreement. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.
          8.4 Headings. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.
          8.5 Severability. Any term or provision of this Agreement that shall be prohibited or declared invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or declaration, without invalidating the remaining terms and provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions hereof, being severable, shall remain in full force and effect in such circumstance or situation, and such term or provision shall remain valid and in effect in any other circumstances or situation.
          8.6 Construction. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party’s counsel has drafted any portion of this Agreement.
          8.7 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party, if not then in breach of this Agreement, may be without an adequate remedy at law owing to the unique nature of the contemplated relationship. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement, by the Party in breach, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

          8.8 Attorney’s Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement, the prevailing Party in such action shall be entitled to recover from the Party against whom enforcement is sought its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation). In the event that Executive institutes any legal action to enforce Executive’s legal rights hereunder, or to recover damages for breach of this Agreement, Executive, if Executive prevails in whole or in part, shall be entitled to recover from the Company reasonable attorneys’ fees and disbursements incurred by Executive with respect to the claims or matters on which Executive has prevailed.
          8.9 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party, or otherwise, shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties and shall be effective only to the extent specifically set forth in such writing.
          8.10 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise shall be cumulative and not alternative.
          8.11 Amendment. This Agreement may be amended only by a writing signed by all of the Parties hereto.
          8.12 Entire Contract. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings, written or oral, with respect to the subject matter of this Agreement.
          8.13 Survival. This Agreement shall constitute a binding obligation of the Company and any successor thereto. Notwithstanding any other provision in this Agreement, the obligations under Articles 5 and 6 shall survive termination of this Agreement.
          8.14 Savings Clause. Notwithstanding any other provision of this Agreement, if the indemnification provisions in Exhibit A hereto or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Executive as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.
          8.15 Modifications and Waivers. Notwithstanding any other provision of this Agreement, the indemnification provisions in Exhibit A hereto and the Change of Control provisions Article Seven herein, may be amended from time to time to reflect changes in Delaware law or for other reasons.
          8.16 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

     (a) If to Executive:
Dominic J. Bazile II
7638 Prairie Lake Trail
Parker, CO 80134
     (b) If to the Company:
Teton Energy Corporation
410 17th Street — Suite 1850
Denver, CO 80202
Attn: CEO
or to such other address as may have been furnished to Executive by the Company or to the Company by Executive, as the case may be.
          8.17 No Limitation. Notwithstanding any other provision of this Agreement, for avoidance of doubt, the parties confirm that the foregoing does not apply to or limit Executive’s rights under Delaware law or the Company’s Corporate Documents.
          8.18 Non-Binding Mediation. Before commencing any legal proceeding in any court of law, any controversy arising out of or e relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provision, or any other controversy arising out of Executive’s employment, including, but not limited to any state or federal statutory claims, shall first be submitted to non-binding mediation in Denver, Colorado, before a sole mediator selected from Judicial Arbitration and Mediation Services, Inc., Denver, Colorado, or its successor (“JAMS”), or if JAMS is no longer able to supply the mediator, such mediator shall be selected from the American Arbitration Association, provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while mediation proceedings are pending
          IN WITNESS WHEREOF, the parties have set their hands and seals hereunto on the date first above written.

Teton Energy Corporation		EXECUTIVE

By:	/s/ Karl F. Arleth	By:	/s/ Dominic J.Bazile II

Name: Karl F. Arleth		Name: Dominic J. Bazile II
Title: President & CEO

Schedule A
Outside Activities
Dominic J. Bazile II

Date Hired
		or			Annual Time
Company or	Nature of	Commenced			Commitment, (time
Project Name	Business	Involvement	Position	Compensation	away from office)

Dated: February 1, 2007

Initials: Executive:	Company:

[Executive and Company agree that there are no outside activities]

Exhibit A
Indemnification Agreement

Exhibit B
Form of Restricted Stock Agreement